UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 28, 2015, TE Connectivity Ltd. (the “Company”) completed the previously announced sale of the Broadband Network Solutions business unit of the Company (the “Business”) to CommScope, Inc., a Delaware corporation (the “Purchaser”), pursuant to the Stock and Asset Purchase Agreement (the “Sale Agreement”), dated as of January 27, 2015, by and among the Company, CommScope Holding Company, Inc., a Delaware corporation, and the Purchaser, for an aggregate purchase price of $3,000,000,000 subject to adjustments as described in the Sale Agreement.

The description of the Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2015, and is incorporated herein by reference.

Item 8.01. Other Events.

On August 28, 2015, the Company issued a press release which announced the consummation of the disposition of the Business.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The assets and liabilities of the Business were reported as assets and liabilities held for sale, and the results of operations of the Business were reported as discontinued operations, in the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 26, 2015 and March 27, 2015.  Accordingly, the Company has not included pro forma financial statements in this Item 9.01.

(d)   Exhibits

The following exhibits are hereby filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1

Stock and Asset Purchase Agreement, dated as of January 27, 2015, by and among TE Connectivity Ltd., CommScope Holding Company, Inc. and CommScope, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2015).

99.1	Press release issued August 28, 2015 of TE Connectivity Ltd. regarding the disposition of the Broadband Network Solutions business unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 28, 2015	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Corporate Secretary